                                                                  EXHIBIT 10.1

                      SECOND LOAN MODIFICATION AGREEMENT

     This Second Loan Modification Agreement is entered into as of July 25, 2000, by and between SEACHANGE INTERNATIONAL, INC., a Delaware corporation with its principal place of business at 124 Acton Street, Maynard, Massachusetts ("Borrower"), and SILICON VALLEY BANK, a California-chartered bank ("Lender"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02481, doing business under the name "Silicon Valley East".

1.   DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be
     ------------------------------------
owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Loan and Security Agreement dated November 10, 1998, as amended by First Loan Modification Agreement dated as of March 27, 2000 (as may be amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness".

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is
     ----------------------------------------
secured as described in the Loan Agreement (together with any other collateral security granted to Lender, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERM.
     -----------------------------

     A.   Modifications to Loan Agreement.
          -------------------------------

          1. The Loan Agreement shall be amended by deleting the following definitions:

               "Approved Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States, which the Bank approves on a case by case basis.

               "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States or Canada and that are: (1) covered by credit insurance in form and amount, and by an insurer satisfactory to Bank less the amount of any deductible(s) which may be or become owing thereon; or (2) supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank.

          2. The Loan Agreement shall be amended by deleting the following definition in Section 1.1:

               "Code" means the California Uniform Commercial Code."

               and substituting therefor the following:
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               "Code" means the Uniform Commercial Code, as adopted in
               Massachusetts, as may be amended from time to time."

          3. The Loan Agreement shall be amended by deleting the following definition in Section 1.1:

          "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4. Unless otherwise agreed to by Bank in writing, Eligible Accounts shall not include the following:

               (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

               (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

               (c) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

               (d) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for account debtors having their principal place of business in Canada;

               (e) Accounts with respect to which the account debtor is a federal, state, or local governmental entity or any department, agency or instrumentality thereof, except for those Accounts of the United States or any department, agency or instrumentality thereof as to which the payee has assigned its rights to payment thereof to Bank and the assignment has been acknowledged, pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727);

               (f) Accounts with respect to which Borrower is liable to the account debtor, but only to the extent of any amounts owing to the account debtor (sometimes referred to as "contra" accounts, e.g. accounts payable, customer deposits, credit accounts etc.);

               (g) Accounts generated by demonstration or promotional equipment, or with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

               (h) Accounts with respect to which the account debtor is an Affiliate, officer, employee, or agent of Borrower;

               (i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank has reasonably determined, in accordance with its standard commercial practices, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

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               (j)  Accounts the collection of which Bank reasonably determines in accordance with its standard commercial practices to be doubtful.

               and by substituting therefor the following:

          "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4. Unless otherwise agreed to by Bank in writing, Eligible Accounts shall not include the following:

               (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

               (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

               (c) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrower exceed thirty-five percent (35%) of all Accounts (forty percent (40.0%) for Time Warner Accounts), which shall be limited to fifteen percent (15.0%) per site (twenty percent (20.0%) for Time Warner Accounts), to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

               (d) Accounts with respect to which the account debtor does not have its principal place of business in the United States;

               (e) Accounts with respect to which the account debtor is a federal, state, or local governmental entity or any department, agency, or instrumentality thereof, except for those Accounts of the United States or any department, agency or instrumentality thereof as to which the payee has assigned its rights to payment thereof to Bank and the assignment has been acknowledged, pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727);

               (f) Accounts with respect to which Borrower is liable to the account debtor, but only to the extent of any amounts owing to the account debtor (sometimes referred to as "contra" accounts, e.g. accounts payable, customer deposits, credit accounts etc.);

               (g) Accounts generated by demonstration or promotional equipment, or with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

               (h) Accounts with respect to which the account debtor is an Affiliate, officer, employee, or agent of Borrower;

               (i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

               (j) Accounts the collection of which Bank reasonably determines in accordance with its standard commercial practices to be doubtful.

          4. The Loan Agreement shall be amended by deleting the following definition for Maturity Date:

               ""Maturity Date" means, as applicable, (i) the Revolving Maturity Date with respect to Advances, and (ii) the Equipment Maturity Date No. 1 and the Equipment Maturity Date No. 2, as applicable, with respect to Equipment Advances."

               and substituting therefor the following:

               ""Maturity Date" means, as applicable, (i) the Revolving Maturity Date with respect to Advances, and (ii) the Equipment Maturity Date No. 1, Equipment Maturity Date No. 2, Equipment Maturity Date No. 3, Equipment Maturity Date No. 4, and Equipment Maturity Date No. 5, as applicable, with respect to Equipment Advances."

          5. The Loan Agreement shall be amended by deleting the following definition for Committed Equipment Line:

               "Committed Equipment Line" means a credit extension of up to Three Million Dollars ($3,000,000.00) for Equipment Line No. 1, and Equipment Line No. 2, plus Two Million Dollars
               ($2,000,000.00) for Equipment Line No. 3."

               and substituting therefor the following"

               "Committed Equipment Line" means a credit extension of up to Three Million Dollars ($3,000,000.00) for Equipment Line No. 1, and Equipment Line No. 2, plus Two Million Dollars
               ($2,000,000.00) for Equipment Line No. 3, plus Four Million Dollars ($4,000,000.00) for Equipment Line No. 4."

          6. The Loan Agreement shall be amended by deleting the following definition for Committed Revolving Line:

               "Committed Revolving Line" means a credit extension of up to Six Million Dollars ($6,000,000.00)."

               and substituting therefor the following:

               "Committed Revolving Line" means a credit extension of up to Seven Million Five Hundred Thousand Dollars ($7,500,000.00)."

          7. The Loan Agreement shall be amended by deleting the following definition for Revolving Maturity Date:

               ""Revolving Maturity Date" means March 31, 2000."

               and substituting therefor the following:

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               ""Revolving Maturity Date" means March 31, 2001"

          8.   The Loan Agreement shall be amended by deleting the following
               Section 2.3 (a):

               "(a) Interest Rate. Except as set forth in Section 2.3(b), any
                    -------------
               Advances under the Committed Revolving Line shall bear interest, on the average daily balance thereof, at a per annum rate equal to: (i) One Half of One percent (0.5%) above the Prime Rate prior to the Debt Service Coverage Event, and (ii) the Prime Rate beginning on the date which is the Debt Service Coverage Event."

               and by substituting therefor the following:

               "(a) Interest Rate. Except as set forth in Section 2.3(b), any
                    -------------
               Advances under the Committed Revolving Line shall bear interest in accordance with the LIBOR Supplement to Agreement attached hereto as Appendix 1."
                         ----------

          9. The Loan Agreement shall be amended by inserting into Section 1.1, the following definitions:

               "Equipment Line No. 4" has the meaning set forth in Section
               2.1.2.

               "Equipment Availability End Date No. 4" has the meaning set forth in Section 2.12.

               "Equipment Availability End Date No. 5" has the meaning set forth in Section 2.1.2.

               "Equipment Maturity Date No. 4" means September 1, 2003.

               "Equipment Maturity Date No. 5" means March 1, 2004.

               "EXIM Loan" means a certain Export-Import Bank Loan and Security Agreement between the Borrower and Bank dated as of _________ __, 2000, and all documents executed in connection therewith and related thereto.

          10.  The Loan Agreement shall be amended by deleting the following
               Section 2.1.2:

               "2.1.2    Equipment Advances.
                         ------------------

               (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make advances (each an "Equipment Advance" and collectively, the "Equipment Advances") to Borrower: (i) in one advance to take
                                                        ---
                         place at any time after the Closing Date through thirty
                         (30) days after the Closing Date (the "Equipment Availability End Date No. 1") in the aggregate outstanding amount not to exceed Two Million Dollars ($2,000,000.00) (the "Equipment Line No. 1"), and (ii)
                         at any time and from time to time from the Equipment Availability End Date No. 1 through June 30, 1999 (the "Equipment Availability End Date No. 2") in the aggregate outstanding amount not to exceed Three Million Dollars ($3,000,000.00) less the
                                                         ----
                         cumulative Equipment Advances made under Equipment Line No. 1 (the "Equipment Line No. 2"), and (iii) at any time and from time to time from March 13, 2000 through March 31, 2000 (the "Equipment Availability End Date No. 3") in the aggregate outstanding amount not to exceed Two Million Dollars ($2,000,000.00) (the "Equipment Line No. 3"). To evidence the Equipment Advances, Borrower shall deliver to Bank, at the time of each Equipment Advance request, an invoice for the equipment to be purchased or refinanced. Equipment Advance requests under Equipment Line No. 1 shall only be permitted for Equipment purchased between July 2, 1997 and June 30, 1998. Equipment Advance requests under Equipment Line No. 2 shall only be permitted for Equipment purchased between July 1, 1998 and June 30, 1999. Equipment Advance requests under Equipment Line No. 3 shall be used only for Equipment purchased through March 31, 2000. The Equipment Advances shall be used only to purchase or refinance Equipment and shall not exceed: (i) eighty percent (80.0%) of the invoice amount on such equipment, including software, approved from time to time by Bank under Equipment Line No. 1, and (ii) one hundred percent (100%) of the invoice amount on such equipment, including software, approved from time to time by Bank in accordance with its standard commercial practices under Equipment Line No. 2, and Equipment Line No. 3, each of (i) and (ii) excluding taxes, shipping, warranty charges, freight discounts, and installation expense.

               (b) Interest shall accrue from the date of each Equipment Advance at the per annum rate of: (i) for Equipment Line No. 1, and Equipment Line No. 2, one percent (1.0%) above the Prime Rate, and (ii) for Equipment Line No. 3, at one half of one percent (.50%) above the Prime Rate. Interest shall be payable monthly on the Payment Date of each month. Any Equipment Advances made pursuant to the Equipment Line No. 1 that are outstanding on the Equipment Availability End Date No. 1 will be payable in Thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of the month following Equipment Availability End Date No. 1 and ending on the Equipment Maturity Date No. 1. Any Equipment Advances made pursuant to the Equipment Line No. 2 that are outstanding on the Equipment Availability End Date No. 2 will be payable in Thirty-Six (36) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of the month following Equipment Availability End Date No. 2 and ending on the Equipment Maturity Date No. 2. Any Equipment Advances made pursuant to the Equipment Line No. 3 that are outstanding on the Equipment Availability End Date No. 3 will be payable in Thirty-Six (36) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of the month following Equipment Availability End Date No. 3 and ending on the Equipment Maturity Date No. 3. Equipment Advances, once repaid, may not be reborrowed.

               (c) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for the Equipment to be financed."

          and substituting therefor the following:

          "2.1.2    Equipment Advances.
                    ------------------

          (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make advances (each an "Equipment Advance" and collectively, the "Equipment Advances") to
                    Borrower: (i) in one advance to take place at any time after
                                     ---
                    the Closing Date through thirty (30) days after the Closing Date (the "Equipment Availability End Date No. 1") in the aggregate outstanding amount not to exceed Two Million Dollars ($2,000,000.00) (the "Equipment Line No. 1"), and
                    (ii) at any time and from time to time from the Equipment Availability End Date No. 1 through June 30, 1999 (the "Equipment Availability End Date No. 2") in the aggregate outstanding amount not to exceed Three Million Dollars ($3,000,000.00) less the cumulative Equipment Advances made
                                    ----
                    under Equipment Line No. 1 (the "Equipment Line No. 2"), and
                    (iii) at any time and from time to time from March 13, 2000 through March 31, 2000 (the "Equipment Availability End Date No. 3") in the aggregate outstanding amount not to exceed Two Million Dollars ($2,000,000.00) (the "Equipment Line
                    No. 3"), and (iv) at any time and from time to time from __________, 2000 through September 30, 2000 (the "Equipment Availability End Date No. 4") in the aggregate outstanding amount not to exceed Four Million Dollars ($4,000,000.00) (the "Equipment Line No. 4"), and (v) at any time and from time to time from the Equipment Availability End Date No. 4 through March 31, 2001 (the "Equipment Availability End
                    Date No. 5") in the aggregate outstanding amount not to exceed Four Million Dollars ($4,000,000.00) less the
                                                                ----
                    cumulative Equipment Advances made under Equipment Line
                    No. 4. To evidence the Equipment Advances, Borrower shall deliver to Bank, at the time of each Equipment Advance request, an invoice for the equipment to be purchased or refinanced. Equipment Advance requests under Equipment Line No. 1 shall only be permitted for Equipment purchased between July 2, 1997 and June 30, 1998. Equipment Advance requests under Equipment Line No. 2 shall only be permitted for Equipment purchased between July 1, 1998 and June 30, 1999. Equipment Advance requests under Equipment Line No. 3 shall be used only for Equipment purchased through March 31, 2000. Equipment Advance requests under Equipment Line No. 4 shall be used only for Equipment purchased on or after April 1, 2000. Equipment Advance Requests under Equipment Line
                    No. 5 shall be used only for Equipment purchased on or after October 1, 2000, for invoices dated no more that sixty (60) days prior to the requested Equipment Advance. The Equipment Advances shall be used only to purchase or refinance Equipment and shall not exceed: (i) eighty percent (80.0%) of the invoice amount on such equipment, including software, approved from time to time by Bank under Equipment Line No. 1, and (ii) one hundred percent (100%) of the invoice amount on such equipment, including software, approved from time to time by Bank in accordance with its standard commercial practices under

                    Equipment Line No. 2, Equipment Line No. 3, Equipment Line No. 4, and Equipment Line No. 5 each of (i) and (ii) excluding taxes, shipping, warranty charges, freight discounts, and installation expense. No more that twenty five percent (25.0%) of aggregate Equipment Advances shall constitute software.

          (b) Interest shall accrue from the date of each Equipment Advance at the per annum rate of: (i) for Equipment Line No. 1, and Equipment Line No. 2, one percent (1.0%) above the Prime Rate, and (ii) for Equipment Line Nos. 3, 4 and 5, at one half of one percent (.50%) above the Prime Rate. Interest shall be payable monthly on the Payment Date of each month. Any Equipment Advances made pursuant to the Equipment Line No. 1 that are outstanding on the Equipment Availability End Date No. 1 will be payable in Thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of the month following Equipment Availability End Date No. 1 and ending on the Equipment Maturity Date No. 1. Any Equipment Advances made pursuant to the Equipment Line No. 2 that are outstanding on the Equipment Availability End Date No. 2 will be payable in Thirty-Six (36) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of the month following Equipment Availability End Date No. 2 and ending on the Equipment Maturity Date No. 2. Any Equipment Advances made pursuant to the Equipment Line No. 3 that are outstanding on the Equipment Availability End Date No. 3 will be payable in Thirty-Six (36) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of the month following Equipment Availability End Date No. 3 and ending on the Equipment Maturity Date No. 3. Any Equipment Advances made pursuant to the Equipment Line No. 4 that are outstanding on the Equipment Availability End Date No. 4 will be payable in Thirty-Six (36) equal monthly installments of principal, plus all accrued interest beginning on the Payment Date of the month following Equipment Availability End Date No. 4 and ending on the Equipment Maturity Date No. 4. Any Equipment Advances made pursuant to the Equipment Line No. 5 that are outstanding on the Equipment Availability End Date No. 5 will be payable in Thirty-Six (36) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of the month following Equipment Availability End Date No. 5 and ending on the Equipment Maturity Date No. 5. Equipment Advances, once repaid, may not be reborrowed.

          (c) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for the Equipment to be financed."

     11.  The Loan Agreement shall be amended by deleting the following in
          Section 6.3:

          "6.3  Financial Statements, Reports, Certificates. Borrower shall
                -------------------------------------------
          deliver to Bank: (a) as soon as available, but in any event within forty-five (45) days after the end of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared consolidated revenue and expense statement covering Borrower's consolidated operations during such period, in form reasonably acceptable to Bank; (c) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (d) promptly upon receipt of notice (thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Two Hundred Fifty Thousand Dollars ($250,000) or more; (e) prompt notice of any material change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of the Borrower in or to any Copyright, Patent or Trademark not specified in any intellectual property security agreement between Borrower and Bank or knowledge of an event other than information that is publicly available and applicable generally to Borrower's business practices and industry that materially adversely effects the value of the Intellectual Property Collateral; and (f) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

          Within twenty (20) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto,
                                                           ---------
          together with aged listings of accounts receivable.

          Within forty-five (45) days after the fast day of each quarter, Borrower shall deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.
                                    ---------


          Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing."

          and inserting in lieu thereof the following:

           "6.3  Financial Statements, Reports, Certificates. Borrower shall
                 -------------------------------------------
           deliver to Bank: (a) as soon as available, but in any event within forty-five (45) days after the end of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank;
           (b) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared consolidated revenue end expense statement covering Borrower's consolidated operations during such period. in form reasonably acceptable to Bank; (c) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Two Hundred Fifty Thousand Dollars ($250,000) or more; (e) prompt notice of any material change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of the Borrower in or to any Copyright, Patent or Trademark not specified in any intellectual property security agreement between Borrower and Bank or knowledge of an event other than information that is publicly available and applicable generally to Borrower's business practices and industry that materially adversely effects the value of the Intellectual Property Collateral; and (f) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

          Within twenty (20) days after the last day of each month in which any Credit Extensions are outstanding or requested, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged
                                       ---------
          listings of accounts receivable.

          Within forty-five (45) days after the last day of each quarter, Borrower shall deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.
                                    ---------


          Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing."

     12. The Loan Agreement shall be amended by deleting the following financial covenant appearing as Section 6.12:

          "6.12  Profitability. Borrower shall maintain, measured as of the last
                 -------------
          day of each quarter: (i) a profit of One Hundred Thousand Dollars ($100,000.00) as of the last day of the first quarter of fiscal year 2000; (ii) a profit of Two Hundred Thousand Dollars ($200,000.00) as of the last day of the second and third quarters of fiscal year 2000; and (iii) a profit of Three Hundred Thousand Dollars ($300,000.00) as of the last day of the fourth quarter of fiscal year 2000, with an allowance for one quarterly loss during such fiscal year of no greater than One Hundred Thousand Dollars ($100,000.00). Notwithstanding the foregoing, the Borrower shall maintain a profit for fiscal year 2000 of Eight Hundred Thousand Dollars ($800,000.000)."

          and substituting the following:

          "6.12  Profitability. Borrower shall maintain, measured as of the last
                 -------------
          day of each quarter: (i) a profit of One Hundred Thousand Dollars ($100,000.00) as of the last day of the first quarter of fiscal year 2001; (ii) a profit of Two Hundred Thousand Dollars ($200,000.00) as of the last day of the second and third quarters of fiscal year 2001; and (iii) a profit of Three Hundred Thousand Dollars ($300,000.00) as of the last day of the fourth quarter of fiscal year 2001, with an allowance for one quarterly loss during such fiscal year of no greater than One Hundred Thousand Dollars ($100,000.00). Notwithstanding the foregoing, the Borrower shall maintain a profit for fiscal year 2001 of Eight Hundred Thousand Dollars ($800,000.000).

          Borrower shall maintain, measured as of the last day of each quarter:
          (i) a profit of One Dollar ($1.00) as of the last day of each quarter of fiscal years 2002, and 2003"


     13.  The Loan Agreement shall be amended by deleting the following Section
          2.1.1 (a):

          "2.1.1(a)     Subject to and upon the terms and conditions of this
          Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed the Committed Revolving Line of the Borrowing Base, whichever is less. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement."

          and substituting therefor the following:

          "2.1.1(a)     Subject to and upon the terms and conditions of this
          Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed (a) the lesser of the Committed Revolving Line of the Borrowing Base, minus(b) all Obligations under the Committed Equipment Line, minus (c)the amount of all other extensions of credit by the Bank (other than the EXIM Loan). Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement. Notwithstanding the foregoing, the Obligations (as defined hereunder) and obligations under the EXIM Loan, in the aggregate, shall not exceed the amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000.00)."

     14. The Loan Agreement shall be amended by deleting the following Section 2.2:

          "2.2 Overadvances. If, at any time or for any reason, the amount of
               ------------
          Obligations owed by Borrower to Bank pursuant to Section 2.1.l plus, prior to the Debt Service Coverage Event, Section 2.1.2, is greater than the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess (the "Overadvance")."

          and substituting therefor the following:

          "2.2 Overadvances. If, at any time or for any reason, the amount of
               ------------
          (a) Obligations (as defined hereunder) owed by Borrower to Bank (not including the EXIM Loan), is greater than (b) the lesser of the Committed Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess. In addition, if, at any time or for any reason, the Obligations (as defined hereunder) and the obligations under the EXIM Loan, in the aggregate, exceed the amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000.00). Borrower shall immediately pay to Bank, in cash, the amount of such excess. Any excess calculated pursuant to this Section shall be referred to as the "Overadvance""

                    Borrower shall immediately pay to Bank, in cash, the amount of such excess. Any excess calculated pursuant to this Section shall be referred to as the "Overadvance"

4.   EXIM LOAN. The occurrence of an Event of Default under the EXIM Loan shall
     ---------
constitute an Event of Default under the Loan Agreement. The occurrence of an Event of Default under the Loan Agreement shall constitute an Event of Default under the EXIM Loan.

5.   LOAN FEES. The Borrower shall pay to the Bank the following:
     ---------

               (a)  Committed Revolving Line Facility Fee. A Committed Revolving
                    -------------------------------------
                    Line Facility Fee equal to Eighteen Thousand Seven Hundred Fifty Dollars ($18,750,00), which fee shall be due on the date hereof and shall be fully earned and nonrefundable.

               (b)  Committed Equipment Line Facility Fee. A Committed Equipment
                    -------------------------------------
                    Line Facility Fee equal to: (i) Ten Thousand Dollars ($10,000.00), which fee shall be due on the date hereof, and shall be fully earned and non-refundable.

6.   CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever
     ------------------
necessary to reflect the changes described above.

7.   RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and
     ------------------------------
reaffirms all terms and conditions of all security or other collateral granted to the Lender, and confirms that the indebtedness secured thereby includes, without limitation, the Indebtedness.

8.   NO DEFENSES OF BORROWER.  Borrower agrees that, as of this date, it has no
     -----------------------
defenses against the obligations to pay any amounts under the Indebtedness.

9.   CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the
     -------------------
existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents; provided however that the Schedule to the Loan Agreement shall be amended and restated as set forth on Exhibit C attached hereto. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this Paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

10.  JURISDICTION/VENUE. Borrower accepts for itself and in connection with its
     ------------------
properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Lender cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

11.  COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective
     ----------------
only when it shall have been executed by Borrower and Lender (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Lender in California).

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                              LENDER:

SEACHANGE INTERNATIONAL, INC.          SILICON VALLEY BANK, doing business as
                                       SILICON VALLEY EAST

By: W L FIEDLER                        By:_________________________________
----------------------------

Name: W L FIEDLER                      Name:_______________________________
----------------------------

Title: Vice President                  Title:______________________________
----------------------------

                                       SILICON VALLEY BANK

                                       By:_________________________________


                                       Name:_______________________________


                                       Title:______________________________

                                  APPENDIX 1
                                  ----------
                         LIBOR SUPPLEMENT TO AGREEMENT

This LIBOR Supplement to Agreement (the "Supplement") is a supplement to the Loan and Security Agreement (the "Loan Agreement") dated as of November 10, 1998, between Silicon Valley Bank ("Bank") and Seachange International, Inc. ("Borrower"), and forms a part of and is incorporated into the Loan Agreement.

     1.   Definitions.
          -----------

     "Business Day" means a day of the year (a) that is not a Saturday, Sunday or other day on which banks in the State of California or the City of London are authorized or required to close and (b) on which dealings are carried on in the interbank market in which Bank customarily participates.

     "Interest Period" means for each LIBOR Rate Loan, a period of approximately one, two or three months as the Borrower may elect, provided that the last day
                                                    --------
of an Interest Period for a LIBOR Rate Loan shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, provided, further, in all cases such period shall expire not later than the
--------  -------
applicable Maturity Date.

     "Interest Rate" shall mean as to: (a) Prime Rate Loans, a rate equal to the Prime Rate; and (b) LIBOR Rate Loans, a rate of 2.0% per annum in excess of the LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period selected by the Borrower).

     "LIBOR Base Rate" means, for any Interest Period for a LIBOR Rate Loan, the rate of interest per annum determined by Bank to be the per annum rate of interest as which deposits in United States Dollars are offered to Bank in the London interbank market in which Bank customarily participates at 11:00 A.M. (local time in such interbank market) two (2) Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Loan.

     "LIBOR Rate" shall mean, for any Interest Period for a LIBOR Rate Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the LIBOR Base Rate for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

     "LIBOR Rate Loans" means any Loans made or a portion thereof on which interest is payable based on the LIBOR Rate in accordance with the terms hereof.

     "Prime Rate" means the variable rate of interest per annum, most recently announced by Bank as its "prime rate," whether or not such announced rate is the lowest rate available from Bank. The interest rate applicable to the Prime Rate Loans shall change on each date there is a change in the Prime Rate.

     "Prime Rate Loans" means any Loans made or a portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

     "Regulatory Change" means, with respect to Bank, any change on or after the date of this Loan Agreement in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reserve Requirement" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (I) any Category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Loans.

     2. Requests for Loans; Confirmation of Initial Loans. Each LIBOR Rate Loan
        -------------------------------------------------
shall be made upon the irrevocable written request of Borrower received by Bank not later than 11:00 a.m. (Santa Clara, California time) on the Business Day three (3) Business Days prior to the date such Loan is to be made. Each such notice shall specify the date such Loan is to be made, which day shall be a Business Day; the amount of such Loan, the Interest Period for such Loan, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

     Each written request for a LIBOR Rate Loan shall be in the form of a LIBOR Rate Loan Borrowing Certificate as set forth on Exhibit A, which shall be duly
                                                ---------
executed by the Borrower.

     3. Conversion/Continuation of Loans.
        --------------------------------

     (a) Borrower may from time to time submit in writing a request that Prime Rate Loans be converted to LIBOR Rate Loans or that any existing LIBOR Rate Loans continue for an additional Interest Period. Such request shall specify the amount of the Prime Rate Loans which will constitute LIBOR Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Loans. Each written request for a conversion to a LIBOR Rate Loan or a continuation of a LIBOR Rate Loan shall be substantially in the form of a LIBOR Rate Conversion/Continuation Certificate as set forth on Exhibit B, which
                                                               ---------
shall be duly executed by the Borrower. Subject to the terms and conditions contained herein, three (3) Business Days after Bank's receipt of such a request from Borrower, such Prime Rate Loans shall be converted to LIBOR Rate Loans or such LIBOR Rate Loans shall continue, as the case may be provided that:

     (i) no Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists;

     (ii) no party hereto shall have sent any notice of termination of this Supplement or of the Loan Agreement;

     (iii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower's requests for LIBOR Rate Loans;

     (iv) the amount of a LIBOR Rate Loan shall be $100,000 or such greater amount which is an integral multiple of $50,000; and

     (v) Bank shall have determined that the Interest Period or LIBOR Rate is available to Bank which can be readily determined as of the date of the request for such LIBOR Rate Loan.

     Any request by Borrower to convert Prime Rate Loans to LIBOR Rate Loans or continue any existing LIBOR Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Loans, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Rate Loans.

     (b) Any LIBOR Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Bank has received and approved a complete and proper request to continue such LIBOR Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Rate Loans shall, at Bank's option, convert to Prime Rate Loans in the event that (i) an Event of Default, or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Supplement or the Loan Agreement shall terminate, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to LIBOR Rate Loans, or the aggregate principal amount of existing LIBOR Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceeds the Revolving Maturity Date. Borrower agrees to pay to Bank, upon demand by Bank (or Bank may, at its option, charge Borrowers loan account) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of LIBOR Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

     (c) On all Loans, Interest shall be payable by Borrower to Bank monthly in arrears not later than the first day of each calendar month at the applicable Interest Rate.

     4.   Additional Requirements/Provisions Regarding LIBOR Rate Loan: Etc.
          ------------------------------------------------------------------

     (a) If for any reason (including voluntary or mandatory prepayment or acceleration), Bank receives all or part of the principal amount of a LIBOR Rate Loan prior to the last day of the Interest Period for such Loan, Borrower shall immediately notify Borrower's account officer at Bank and, on demand by Bank, pay Bank the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion. Bank's determination as to such amount shall be conclusive absent manifest error.

     (b) Borrower shall pay to Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Loans relating thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

               (i) changes the basis of taxation of any amounts payable to Bank under this Supplement in respect of any Loans (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which such Bank has its principal office); or

          (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of Bank (including any Loans or any deposits referred to in the definition of "LIBOR Base Rate"): or

         (iii) imposes any other condition affecting this Supplement (or any of such extensions of credit or liabilities).

Bank will notify Borrower of any event occurring after the date of the Loan Agreement which will entitle Bank to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this
Section 4. Determinations and allocations by Bank for purposes of this Section 4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

     (c) Borrower shall pay to Bank, upon the request of Bank, such amount or amounts as shall be sufficient (in the sole good faith opinion of such Bank) to compensate it for any loss, costs or expense incurred by it as a result of any failure by Borrower to borrow a Loan on the date for such borrowing specified in the relevant notice of borrowing hereunder.

    (d) If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the Interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any respect or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would, have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a "Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 15 days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

     (e) If at any time Bank, in its sole and absolute discretion, determines that: (i) the amount of the LIBOR Rate Loans for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) the LIBOR Rate does not accurately reflect the cost to Bank of lending the LIBOR Rate Loan, then Bank shall promptly give notice thereof to Borrower, and upon the giving of such notice Bank's obligation to make the LIBOR Rate Loans shall terminate, unless Bank and the Borrower agree in writing to a different interest rate Loans shall terminate, unless Bank and the Borrower agree in writing to a different interest rate applicable to LIBOR Rate Loans. If it shall become unlawful for Bank to continue to fund or maintain any Loans, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the Loans in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable In connection with such prepayment pursuant to Section 4(a)).

                                                                       EXHIBIT A
                                                                       ---------
                     LIBOR RATE LOAN BORROWING CERTIFICATE


     The undersigned hereby certifies as follows:

     I, ____________________________, am the duly elected and acting ___________
of Seachange International, Inc. ("Borrower").

     This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Agreement together with the Loan and Security Agreement by and between Borrower and Silicon Valley Bank ("Bank") (the "Loan Agreement"). The terms used in this Borrowing Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

     Borrower hereby requests on ____________________________, 200___ a LIBOR
Rate Loan (the "Loan") as follows:

     (a) The date on which the Loan is to be made is __________________, 200___.

     (b) The amount of the Loan is to be_______________________($_____________),
for an Interest Period of ______________ month(s).

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

     IN WITNESS WHEREOF, this Borrowing Base Certificate is executed by the undersigned as of this __________________ day of __________________, 2000.



                                                       _________________________


                                                       By: _____________________

                                                       Title:___________________


For Internal Bank Use Only
--------------------------------------------------------------------------------
 LIBOR Pricing Date     LIBOR RATE     LIBOR Rate Variance     Maturity Date
--------------------------------------------------------------------------------
                                              _____%
--------------------------------------------------------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                LIBOR RATE CONVERSION/CONTINUATION CERTIFICATE

     The undersigned hereby certifies as follows:

     I, ____________________________, am the duly elected and acting ___________
of _ Seachange International, Inc. ("Borrower").

     This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Agreement together with the Loan and Security Agreement by and between Borrower and Silicon Valley Bank ("Bank") (the "Loan Agreement"). The terms used in this Borrowing Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

     Borrower hereby requests on ____________________________, 200___ a LIBOR
Rate Loan (the "Loan") as follows:

     (a)  _____ (i)  A rate conversion of an existing Prime Rate Loan from a
                     Prime Rate Loan to a LIBOR Rate Loan; or

          _____ (ii) A continuation of an existing LIBOR Rate Loan as a LIBOR Rate Loan; [Check (i) or (ii) above]

     (b)  The date on which the Loan is to be made is _________________, 200___.

     (c)  The amount of the Loan is to be _____________________($_____________),
for an Interest Period of ______________ month(s).

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

     IN WITNESS WHEREOF, this LIBOR Rate Conversion/Continuation Certificate is executed by the undersigned as of this __________________ day of ______________, 2000.

                                                       _________________________


                                                       By: _____________________

                                                       Title:___________________

For Internal Bank Use Only
--------------------------------------------------------------------------------
 LIBOR Pricing Date     LIBOR RATE     LIBOR Rate Variance     Maturity Date
--------------------------------------------------------------------------------
                                              _____%
--------------------------------------------------------------------------------

                                                                       EXHIBIT C
                                                                       ---------
                              Silicon Valley Bank
                         Representations & Warranties

                                  EXHIBIT 5.3
                                  -----------


Equipment Leases:
----------------
Oce' Copier               Ikon Capital Corp.                     Leased from 10/01/96 through
                                                                 10/01/01

AT&T/Lucent Definity      AT&T Credit Corp.                      Leased from 08/31/97 - 08/31/02
Generic 3SI Comm.
System

Microspace                Transponder Lease Agreement From       Mr. Joseph L. Amor III
                          3/97 - 4/02                            Microspace Communications Group
                                                                 3100 Highwoods Blvd.
                                                                 Raleigh, NC 27604

Paramount Financial       Movie Systems & TV Sets From 7/98      One Jericho Plaza
Corporation               - 7/03                                 Jerico, New York 11753

Silicon Valley Bank       TV Sets                                Leased from 6/97 to 6/02

Property Leases:
---------------
Office Location           Property Address                       Landlord
City, State

Greenville, NH            15 and 47 Main Street, #1 Mill         Alden T. Greenwood
                          Greenville, NH 03048                   773 Greenville Road
                          (603) 878-5055                         Mason, NH 03048
                                                                 (603) 878-2485

Baltimore, MD             38 Bellchase Court                     Ira Goldfarb
                          Baltimore, MD 21208                    38 Bellchase Court
                          (410) 653-7175                         Baltimore, MD 21208
                                                                 (410) 653-7175

Burlingame, CA            500 Airport Blvd., Suite 345           The Horn Group
                          Burlingame, CA 94010                   Sabrina Horn
                          (415) 589-4499                         500 Airport Blvd., Suite 345
                                                                 Burlingame, CA 94010

St. Louis, MO             710 North Second Street                Arch Equities II, LLC
                          Suite 350S                             319 No. Fourth St.
                          St. Louis, MO 63102                    Suite 300

                          (314) 436-8989                         St. Louis, MO 63102
Fort Washington, PA       1075 Virginia Drive                    Bet Investments
                          Fort Washington, PA 19034              2660 Philmont Avenue, Suite 212
                                                                 Huntingdon Valley, PA  19006

Property Leases:
---------------
Office Location           Property Address                       Landlord
City, State
Englewood, CO             6050 S. Greenwood Blvd.                Axis Commercial Realty
                          Suite 150
                          Englewood, CO 80111
                          (303) 694-0900

Lawrenceville, GA         100 Hurricane Shoals Rd NE             316 BC, LLC
-----------------         D-1200                                 316 Business Center
                          Lawrenceville, GA 30043                Gwinett County, GA

Novato, CA                Digital Drive                          Harding and Lawson
----------                Novato, CA

Singapore                 10 Tannery Lane                        IPC Corporation
---------                 #03-02, Singapore 347773               Singapore

Sophia Antipolis, France  Centre International DE                Monsieur Alain ANDRE.
------------------------  Communication Avancee De Sophia        C.I.COM. Organisation, S.A.R.L.
                          Antipolis (C.I.C.A.)                   06560 Valbonne 2229
                          FRANCE                                 401 432 059 (France)

Maynard, MA               124 Acton Street                       Maynard Industrial Properties
-----------               Maynard, MA 01754                      Association
                                                                 124 Acton Street
                                                                 Maynard, MA 01754

                                  EXHIBIT 5.4
                                  -----------


The following accounts receivable are adequately reserved for as part of SeaChange International's general account receivable reserve. They are specifically identified here for purposes of disclosure:

Cape Elegance, Singapore                 $ 110,000

HCI                                         74,320

Galavu Entertainment                        84,794


                                  EXHIBIT 5.5
                                  -----------


Merchantable Inventory:
----------------------

The inventory identified in the balance sheet of SeaChange International, Inc., is in all material respects, good and marketable quality and free from all material defects. The Company has, as part of general business practice, customer returned materials which undergoes evaluation for before final disposition. The Company also maintains a level of logistical materials for support of our installation base which generally is less than 13% of our total inventory value. This material is primarily used and is adequately reserved for.


                                  EXHIBIT 5.8
                                  -----------


Litigation:
----------

The following actions or proceedings are pending with the Company, none of which either individually or in the aggregate would have a material adverse effect on the financial performance of the Company in the event the Company did not prevail:

Linda Karagosian     Employee dispute         *$40,000

Beamhit              Vendor dispute           See paragraph below

nCube, Inc.          Patent Infringement      Injunctive relief sought by
                                              SeaChange against nCube

Putterman            Libel                    SeaChange seeking relief
                                              against Putterman on behalf of


* = less than